Exhibit 1.01

Juniper Networks, Inc.

Conflict Minerals Report For The Year Ended December 31, 2016

This Conflict Minerals Report (this “Report”) for Juniper Networks, Inc. (the “Company”, “Juniper”, “our” or “we”) covers the reporting period from January 1, 2016 to December 31, 2016, and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, tin, tantalum, tungsten, and gold (“3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC (collectively, the “Covered Countries”). The adjoining countries include: the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola.

Throughout this Report, whenever a reference is made to any document, third party material or website (including Juniper’s website), such reference does not incorporate information from such document, material or website into this Report, unless expressly incorporated by reference herein.

Overview

Company Overview

At Juniper, we design, develop, and sell products and services for high-performance networks, to enable customers to build scalable, reliable, secure and cost-effective networks for their businesses, while achieving agility, efficiency and value through automation.

Product Overview

The Company sells high-performance routing, switching, and security networking products and service offerings to global service providers, cloud providers, national governments, research and public sector organizations and other enterprises who view the network as critical to their success.

Supply Chain Overview

Juniper manufacturing and operations manage relationships with our global supply chain, which include our contract manufacturers, original design manufacturers, components suppliers, warehousing and logistics. Our contract manufacturers and original design manufacturers in all locations are responsible for all phases of manufacturing, from prototypes to full production and assist with activities such as material procurement. Given our downstream position in the supply chain, such that we do not have any direct relationships with the smelters or refiners in our supply chain, we rely heavily on our first-tier suppliers to provide information about the sources of 3TG used in our products.

Industry Alignment Overview

Since 2011, Juniper has supported the development of industry tools and programs that provide a common means to report or collect due diligence information on the source and chain of custody of 3TG, through our membership in the Conflict-Free Sourcing Initiative (“CFSI”) and the CFSI’s predecessor. The CFSI is a recognized industry coalition focused on addressing and advancing the responsible sourcing of 3TG in the supply chain. Through the CFSI, Juniper has been actively engaged, and continues to work, with industry peers in an effort to ensure that implementation of our reasonable country of origin inquiry (“RCOI”) and due diligence processes are aligned with and complementary to the industry approaches. The primary objective of this alignment is to maximize the efficiency and effectiveness of our efforts to identify 3TG smelters and refiners in our supply chain and to encourage their participation in CFSI’s Conflict-Free Smelter Program (“CFSP”). The CFSP is a voluntary initiative in which an independent third party audits smelter procurement and processing activities and determines if the smelter has provided sufficient documentation to demonstrate with reasonable confidence that the 3TG it processes originates from conflict-free sources. As it is a standardized protocol, we, along with other leading participants in the electronics industry, rely on the CFSP or equivalent industry-wide programs for audits of 3TG smelters and refiners.

Juniper also publicly declared support for, and commitment to, the principles of the Responsible Raw Materials Initiative (“RRMI”) and is a member of the Sensing and Prioritization sub-team. The RRMI is a working group, co-sponsored by the Electronic Industry Citizenship Coalition (“EICC”) and the CFSI, to identify and prioritize the salient social and environmental impacts of extraction and processing of raw material in the international supply chain. The RRMI seeks to advance select initiatives to drive meaningful improvement in the mining sector.

We do not seek to embargo the sourcing of 3TG from the Covered Countries and encourage our suppliers to continue to responsibly source 3TG from the Covered Countries.

Products Covered by this Report

The Company determined that 3TG were necessary to the functionality or production of products that we manufactured or contracted to be manufactured during the 2016 calendar year. We determined that only certain of our products were in-scope of this compliance program, based on the criteria that they contain or may contain one or more of the 3TGs.

Our in-scope products consisted of our routing, switching and security hardware products.

For further information concerning our products, see the subheading “Products, Services and Technology” in “Item 1. Business” of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017.

The products covered by this report, and the other information contained herein, do not include the hardware products from the BTI and Aurrion acquisitions, which are excluded under the transition exemption in this rule.

Reasonable Country of Origin Inquiry

RCOI Overview

Juniper was required to undertake a RCOI with respect to the 3TG in its in-scope products that is reasonably designed to determine whether any of the 3TG originated in any of the Covered Countries and were not from recycled or scrap resources. Based on our RCOI design, we surveyed suppliers that provide physical components that become part of our end products or provide manufacturing services for our end products (collectively, “direct suppliers”), or those direct suppliers that, according to the Heritage 2016 Index of Economic Freedom, operate in countries considered unfree. For the reporting period covered by this Report, the direct suppliers surveyed (the “Surveyed Suppliers”) represented an aggregate of 99% of our total direct materials expenditures in 2016.

To determine whether necessary 3TG in our products originated in Covered Countries, we retained Assent Compliance (“Assent”), our third party service provider, to assist us in surveying our Surveyed Suppliers. The Company utilized the then latest revision of the EICC-GeSI Conflict Minerals Reporting Template (“CMRT”) to conduct a survey through Assent’s platform of all Surveyed Suppliers.

We requested that all Surveyed Suppliers complete a CMRT and we provided training and educational materials to assist such suppliers on best practices and the completion of the CMRT. The training program was intended to help ensure the quality and completeness of the CMRTs received from the Surveyed Suppliers. Assent monitored and tracked all communications in their platform. Both Juniper and Assent contacted Surveyed Suppliers that were unresponsive in completing a CMRT. As an improvement to our program for 2016, we included automated data validation on all submitted CMRTs, which we believe increases the accuracy of submissions and helps to identify contradictory answers in the CMRT.

All submitted CMRTs were accepted and classified as valid or invalid, and Surveyed Suppliers that submitted an invalid CMRT were contacted and requested to resubmit a valid and complete form. Data validation was based on completion of questions in the CMRT and on an analysis of internal consistency among responses in the CMRT.

RCOI Results

Our RCOI identified 311 known smelters and refiners that may have been in our 2016 supply chain. Based on Juniper’s RCOI, we concluded that 127 of these smelters and refiners sourced 3TG entirely from outside of the Covered Countries, including from recycled or scrap sources. We determined that 23 of the identified smelters and refiners sourced 3TG in whole or in part from within the Covered Countries, but all 23 of these smelters and refiners were designated as “compliant” by the CFSP. Juniper’s conclusions concerning the origin of 3TG are based on information provided by the CFSI to its members.

For 2016, Juniper was unable to determine the origin of at least a portion of the necessary 3TG in its in-scope products. None of the necessary 3TG contained in its in-scope products were determined to directly or indirectly finance or benefit armed groups in a Covered Country. However, Juniper could not conclude that any of its in-scope products were “DRC conflict free.”

Based on the results of our RCOI, we conducted due diligence for 2016. These due diligence efforts are discussed below.

Due Diligence

Design of Due Diligence Program

We designed our due diligence measures to conform, in all material respects, with the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) (the “Guidance”) and the related Supplements for gold and tin, tantalum and tungsten. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps.

A description of certain activities undertaken by Juniper with respect of each of the due diligence-related steps of the Guidance is provided below.

Step 1: Establish Strong Company Management Systems

We have established management systems that conform to Step 1 of the Guidance and that include the following elements:

•	Conflict Minerals Policy: Juniper has established and committed to a company statement that explains the importance of the conflict minerals issue and our responsibility for addressing conflict minerals in our supply chain. This policy can be viewed on our website at https://www.juniper.net/us/en/company/citizenship-sustainability/supply-chain/#tab=dtabs-4, and is periodically reviewed by our internal conflict minerals operations team, and approved by certain senior management at Juniper. It is also integrated into our Juniper Business Partner Code of Conduct (http://www.juniper.net/assets/us/en/local/pdf/additional-resources/business-partner-code-of-conduct.pdf).

•	Governance structure to support due diligence activities: Juniper has established a conflict minerals governance structure that includes certain senior management at Juniper and a conflict minerals operations team comprised of individuals from Supply Chain Operations; Environmental, Health, Safety and Security; Engineering; Investor Relations; Finance; Internal Audit; Sales; Legal; Compliance; and Corporate Communications. Our conflict minerals operations team, under the leadership and purview of Juniper’s executive champions, guides the development, implementation and maintenance of Juniper’s conflict minerals program. Executive champions establish the goals of the conflict minerals operations team, receive updates on the status of the program, and evaluate whether Juniper should suspend, disengage or take other action with a supplier who is non-responsive to Juniper’s request for information or knowingly sources minerals that are found to finance or benefit armed groups.

•	Control systems and transparency: Juniper expects all of our suppliers to exercise due diligence on the ethical source and chain of custody of any 3TGs used in the production of the products sold to Juniper. These expectations are communicated to our suppliers through the supplier onboarding process and business reviews. Juniper seeks to strengthen our relationship with our suppliers, including by providing training and through our Business Partner Code of Conduct.

•	Supplier engagement: We engage with suppliers directly to request that they complete a valid CMRT for the products that they supply to us. Juniper has developed an internal procedure that includes steps of supplier engagement and escalation such as in-person meetings, outreach conducted by commodity managers, sharing of best practices and training resources, and identification of corrective actions. When entering into or renewing supplier master purchase agreements, we include our Business Partner Code of Conduct, which require suppliers to exercise due diligence on the source of 3TG and make this information available to Juniper upon request. For 2016, we launched new education and training resources for our suppliers. To accomplish this, we utilized Assent’s Learning Management System and provided all in-scope suppliers access to their Conflict Minerals training course. This training is tracked and evaluated based on completion. Additionally, training was provided to selected suppliers who reported smelters or refiners of concern.

•	Grievance mechanisms: Employees, customers, partners, and suppliers are encouraged to immediately alert Juniper to any events of questionable, fraudulent, or illegal nature that are, or may be, in violation of the Juniper’s codes of conduct, and may do so through email to integrity@juniper.net, by phone to the toll free Juniper Integrity Hotline at +1 888 475-8388, online at www.juniper.ethicspoint.com, or directly to Juniper’s Chief Compliance Officer. Reports can be made anonymously and will be kept confidential to the fullest extent practicable and allowed by law.

•	Records maintenance: Juniper has adopted a policy to retain relevant documentation for a period of 5 years. We implemented a document retention policy through Assent to retain conflict minerals related documents, including supplier responses to CMRTs. We store the information and findings from this process in a database that can be audited by internal or external parties.

Step 2: Identify and Assess Risk in the Supply Chain

We have identified and assessed risk in our supply chain in conformance with Step 2 of the Guidance. Our compliance steps include surveying our supply chain using the CMRT, aggregating and analyzing the responses, and following up with suppliers for clarification or with requests for further information when their responses trigger specified quality control flags, such as claiming to have identified all smelters without having surveyed all relevant suppliers. Risks are identified automatically in Assent’s platform based on criteria established for supplier responses in the system. These risks are addressed by Assent Compliance Supply Chain staff and members of our conflict minerals operations team who contact the supplier, gather pertinent data, and perform an assessment of the supplier’s conflict minerals status.

If additional follow up were required, a representative of the conflict minerals team would contact the supplier directly. A list of non-compliant smelters and suppliers is presented to our executive champions to develop a plan to encourage compliance in future years.

The primary risk we identified with respect to the reporting period related to the nature of the responses received. 61% of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners that processed the 3TG in the components supplied to Juniper. Additionally, 61% of the responding suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

Assent compared the smelters and refiners identified by the Surveyed Suppliers to the list of smelters and refiners maintained by the CFSI and, if a supplier indicated that the facility was “compliant”, confirmed that the name was listed as such by the CFSI. The results of this validation are described above in the section titled “RCOI Results”. Most of the Surveyed Suppliers provided company-level CMRTs (meaning that the CMRTs pertained to the 3TG in all of their products, not just the 3TG in the products sold to Juniper). We have not been able to determine whether the smelters and refiners listed in company-level responses were used to produce the 3TG in our in-scope products.

Each smelter or refiner is assigned a risk level based on three scoring criteria:

•	Geographic proximity to the DRC and Covered Countries;

•	CFSP audit status;

•	Known or plausible evidence of unethical or conflict sourcing.

Based on these criteria, if certain high risk facilities are reported on a CMRT, risk mitigation activities are initiated, and the Surveyed Supplier is instructed to undertake their own risk mitigation actions, from submission of a product-specific CMRT through removal of high risk facilities from their supply chain.

As per the Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain. This is communicated to all suppliers who report one or more high risk smelter or refiner.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the Guidance and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are:

•	Do you have a policy in place that includes DRC conflict-free sourcing?

•	Have you implemented due diligence measures for conflict-free sourcing?

•	Do you verify due diligence information received from your suppliers?

•	Does your verification process include corrective action management?

When suppliers meet or exceed these criteria, they are deemed to have a “strong” program, otherwise their program is deemed to be “weak”. Currently, 10% of the Surveyed Suppliers that responded to our survey have been identified as having a “weak” program. Juniper provides suppliers with “weak” programs further guidance and education.

Step 3: Designing and Implementing a Strategy to Respond to Identified Risks

We address any risks identified through the process described in Step 2 on a case-by-case basis. For example, we may request that a supplier provide a product-level CMRT. For suppliers who do not respond to Assent’s outreach, Juniper’s conflict minerals and supply chain operations teams may contact those suppliers directly. A supplier could also be requested to remove a particular smelter or refiner from our supply chain or to take other corrective action on a prescribed time frame. We may also provide a supplier with further guidance on the Rule, the Guidance, and/or our compliance expectations.

We address smelter and refiner-related risks, and seek to exercise leverage over smelters and refiners to become compliant, through our participation in the CFSI.

The results and findings of our due diligence are shared with the executive champions for Juniper’s conflict minerals program, as well as with the Audit Committee of our Board of Directors. Senior management and Audit Committee recommendations for changes to the program are considered for subsequent years.

Step 4: Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Juniper has supported independent third-party audits conducted by the CFSP through our financial support for the CFSI and as a member of the CFSI’s Smelter Engagement Team (“SET”) for China. Not all CFSI members are involved with the SET. However, Juniper has actively supported the SET’s goal of increasing smelter and refiner participation in the audit program by (i) making a financial contribution to the Initial Audit Fund and (ii) actively engaging our suppliers in order to identify the direct customers of certain smelters on the SET’s priority list of smelters based in China.

Step 5: Reporting on Supply Chain Due Diligence

The Form and this Report are filed annually with the SEC, and a copy of this Report and the Form are made publicly available on our website at http://www.juniper.net/us/en/company/corporate-responsibility/.

Future Steps to Mitigate Risk

For 2017, we intend to continue to focus on collaborating with industry participants through our membership in the CFSI and the RRMI to improve the systems of transparency and control in our supply chain, which we believe will further mitigate the risk that 3TG contained in our products will benefit armed groups in the Covered Countries.

In addition, as part of our ongoing efforts, we intend to take the following steps for 2017 to improve due diligence efforts:

•	work with relevant first-tier suppliers to enhance the completeness and accuracy of information on the source and chain of custody of 3TG in their supply chain;

•	help suppliers who provided invalid or incomplete CMRTs to strengthen their 3TG reporting programs;

•	engage with suppliers who reported smelters of concern and build their knowledge to remove such smelters from their supply chain;

•	refine further our process for conducting supplier follow-up in conjunction with Assent to more effectively resolve invalid survey responses from suppliers;

•	engage suppliers that failed to provide a CMRT and evaluate remedial actions for non-responsive suppliers; and

•	provide additional training within our internal supply chain teams on our conflict minerals compliance program.

Due Diligence Results

Survey Results

For the 2016 reporting year, Juniper received CMRTs from 93% of the Surveyed Suppliers. In 2016, we surveyed 16 additional suppliers compared to the 2015 reporting period. All final CMRT submissions were reviewed to ensure no inaccuracies or gaps in the data submitted. Seven percent of those suppliers who submitted a CMRT were unable to correct the inaccuracies or gaps in the data and as such are still listed as invalid submissions.

Smelters and Refiners Potentially in Juniper’s Supply Chain

Based on our RCOI and due diligence, we identified 311 known smelters and refiners of 3TG that may be in our supply chain. See Appendix A below for a list of these smelters and refiners, along with their compliance status. Appendix A does not include the names of entities received through our due diligence process that, as of April 1, 2017, were not listed on the CFSI’s list of known smelters and refiners.

A summary of the known smelters and refiners for each 3TG that may be in our supply chain and their CFSP compliance status is provided below:

•	74% (100) of known Gold smelters or refiners that may be in our supply chain are listed as compliant (93) or active (7).

•	96% (45) of known Tantalum smelters or refiners that may be in our supply chain are listed as compliant.

•	87% (72) of known Tin smelters or refiners that may be in our supply chain are listed as compliant (67) or active (5).

•	89% (40) of known Tungsten smelters or refiners that may be in our supply chain are listed as compliant.

The number of identified smelters and refiners for 2016 increased from 301 to 311 as compared to 2015, an increase of 3%.

Not all of the smelters and refiners listed on CMRTs that we received may have processed the necessary 3TG contained in Juniper’s in-scope products, since, as noted earlier in this Report, many of the Surveyed Suppliers reported their CMRT at a “company level”. In addition, Surveyed Suppliers may have also reported smelters and refiners that were not in Juniper’s supply chain due to over-inclusiveness of the information received from their suppliers or for other reasons. Finally, the smelters and refiners reflected in Appendix A may not include all of the smelters and refiners in Juniper’s supply chain, since some suppliers did not identify all smelters or refiners in their supply chain, and because not all suppliers responded to Juniper’s inquiries.

As of the date of this Report and for the reporting period covered by this Report, we have not identified a supplier, smelter or refiner that we have reason to believe is sourcing 3TG from a Covered Country and that is, directly or indirectly, financing or benefiting an armed group. However, we have not determined that any of our products are “DRC conflict free.”

Country of Origin Information and Efforts to Determine Mine Location

The identified countries of origin of the 3TG processed by the compliant smelters and refiners listed in the table in Appendix A may have included the countries in the categories listed below. The listed countries of origin are derived from information made available by the CFSI to its members. Except for the DRC, the CFSI does not indicate individual countries of origin of the 3TG processed by compliant smelters and refiners. Instead, the CFSI indicates country of origin by category. The categories are based on sourcing risk, as indicated below.

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export of 3TG from the Covered Countries: Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, , Japan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, , Thailand, Togo, United States of America, Uzbekistan, Vietnam, and Zimbabwe.

L2 – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique and South Africa.

L3 – The DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

Alternatively, or in addition, some of the compliant smelters and refiners did source or may have sourced from recycled or scrap sources.

Because the CFSI generally does not indicate individual countries of origin of the 3TG processed by compliant smelters and refiners, Juniper was not able to determine the countries of origin of the 3TG processed by the listed compliant smelters and refiners with greater specificity. In addition, for some of the listed compliant smelters and refiners, origin information is not disclosed by the CFSI. Juniper did not determine the countries of origin of the 3TG processed by other smelters and refiners listed in the table.

Juniper endeavored to determine the mine or location of origin of the necessary 3TG contained in its in-scope products by conducting a supply-chain survey with suppliers using the CMRT and through the information made available by the CFSI to its members, as well as the other measures described in this Report.

Forward-Looking Disclaimer

This Report, including the section entitled “Future Steps to Mitigate Risk”, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our business, products and 3TG compliance efforts, including steps we intend to take to mitigate the risk that the 3TGs in our products benefit armed groups, and the industry’s 3TG-related compliance efforts. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “would,” “could,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. While forward-looking statements in this Report are based on reasonable expectations of our management at the time that they are made, you should not rely on them. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, the risk that information reported to us by our direct suppliers or industry information used by us may be inaccurate; the risk that smelters or refiners may not participate in the CFSP; political and regulatory developments, whether in the Covered Countries, the United States or elsewhere; as well as risks discussed under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q and in other reports we file with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Appendix A

Smelters and Refiners List

The below table lists all known smelters or refiners that have been declared by our suppliers through their CMRT. This list includes the Metal, Standard Smelter Name, Smelter Facility Location, Smelter ID, and CFSI audit status. As indicated above, this list has been created based on supplier responses. Not all of the smelters and refiners listed on CMRTs that we received may have processed the necessary 3TG contained in Juniper’s in-scope products, since many of the Surveyed Suppliers reported their CMRT at a “company level”. In addition, this list may include reported smelters and refiners that were not in Juniper’s supply chain due to over-inclusiveness of the information received from their suppliers or for other reasons. Finally, the smelters and refiners reflected in Appendix A likely do not include all of the smelters and refiners in Juniper’s supply chain, since some suppliers did not identify all smelters or refiners in their supply chain, and because not all suppliers responded to Juniper’s inquiries.

*	CFSI Audit Status is effective as of April 1, 2017. For purposes of this table, “Compliant” denotes that the smelter or refiner participates in and has been listed as “compliant” by the CFSP and “Active” denotes that the smelter or refiner is “active” in the CFSP process by agreeing to participate in the CFSP, but that the audit process has not yet been completed. For Tungsten smelters or refiners, the “Active” category also captures members of the Tungsten Industry – Conflict Minerals Council (“TI-CMC”) that have committed to complete a CFSP validation audit within two years of TI-CMC membership issuance. Smelter or refiner status reflected in the table is based solely on information made publicly available by CFSI, without independent verification by Juniper.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status*
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Active
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Compliant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Compliant
Gold	AURA-II	UNITED STATES	CID002851	Not Enrolled
Gold	Aurubis AG	GERMANY	CID000113	Compliant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Compliant
Gold	Boliden AB	SWEDEN	CID000157	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Compliant
Gold	Caridad	MEXICO	CID000180	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Compliant
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Active
Gold	Chimet S.p.A.	ITALY	CID000233	Compliant
Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled
Gold	DODUCO GmbH	GERMANY	CID000362	Compliant
Gold	Dowa	JAPAN	CID000401	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Active

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled
Gold	Gujarat Gold Centre	INDIA	CID002852	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Compliant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Compliant
Gold	Japan Mint	JAPAN	CID000823	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	CID000957	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Compliant
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Compliant
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled
Gold	Materion	UNITED STATES	CID001113	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Not Enrolled
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Active
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Compliant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Compliant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Compliant
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Not Enrolled
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Compliant

Gold	Royal Canadian Mint	CANADA	CID001534	Compliant
Gold	SAAMP	FRANCE	CID002761	Not Enrolled
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Not Enrolled
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Compliant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Not Enrolled
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Compliant
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Compliant
Gold	T.C.A S.p.A	ITALY	CID002580	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	CID002587	Active
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Compliant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Compliant
Tantalum	Duoluoshan	CHINA	CID000410	Compliant
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Not Enrolled
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Compliant

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Compliant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	Not Enrolled
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Compliant
Tantalum	QuantumClean	UNITED STATES	CID001508	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Compliant
Tantalum	Taki Chemicals	JAPAN	CID001869	Compliant
Tantalum	Telex Metals	UNITED STATES	CID001891	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Compliant
Tin	Alpha	UNITED STATES	CID000292	Compliant
Tin	An Thai Minerals Co., Ltd.	VIETNAM	CID002825	Not Enrolled
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Compliant
Tin	CV Ayi Jaya	INDONESIA	CID002570	Compliant
Tin	CV Dua Sekawan	INDONESIA	CID002592	Compliant
Tin	CV Gita Pesona	INDONESIA	CID000306	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Compliant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Compliant
Tin	CV United Smelting	INDONESIA	CID000315	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Compliant
Tin	Dowa	JAPAN	CID000402	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572	Active
Tin	Elmet S.L.U.	SPAIN	CID002774	Compliant
Tin	EM Vinto	BOLIVIA	CID000438	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled
Tin	Fenix Metals	POLAND	CID000468	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Not Enrolled
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Compliant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Compliant
Tin	Minsur	PERU	CID001182	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Not Enrolled
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Compliant
Tin	Phoenix Metal Ltd.	RWANDA	CID002507	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Compliant
Tin	PT Bukit Timah	INDONESIA	CID001428	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Compliant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Compliant
Tin	PT Justindo	INDONESIA	CID000307	Not Enrolled
Tin	PT Karimun Mining	INDONESIA	CID001448	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Compliant
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Compliant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Compliant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Compliant
Tin	PT Tommy Utama	INDONESIA	CID001493	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Compliant
Tin	Rui Da Hung	TAIWAN	CID001539	Compliant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Compliant
Tin	Thaisarco	THAILAND	CID001898	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	Not Enrolled
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Active
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Not Enrolled
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Not Enrolled
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Compliant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Compliant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Compliant
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Compliant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CID002011	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Compliant